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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-41721, 33-49476, 33-14251, 33-89509 and 333-81798) pertaining to the Stock Option Plan and Employee Savings and Investment Plans of Federal Signal Corporation and to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-71886, 333-76372 and 333-98993) of Federal Signal Corporation and in the related Prospectuses of our report dated January 29, 2004, with respect to the consolidated financial statements and schedule of Federal Signal Corporation included in the Annual Report (Form 10-K) of Federal Signal Corporation for the year ended December 31, 2003.

                                          [ERNST & YOUNG LLP SIGNATURE]

Chicago, Illinois
March 10, 2004